                                                                 Exhibit 8.d)(1)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT
                                (Service Shares)

     This Amendment to the Fund Participation Agreement ("Agreement") dated July 12, 2000, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and MONY Life Insurance Company, a New York life insurance company (the "Company") is effective as of May 1, 2003.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

MONY LIFE INSURANCE COMPANY                 JANUS ASPEN SERIES


By:____________________________             By:____________________________
Name:                                       Name:  Bonnie M. Howe
Title:                                      Title: Vice President

By:____________________________
Name:
Title:

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                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account and Date                            Contracts Funded
Established by the Board of Directors.                       By Separate Account
--------------------------------------                       -------------------
MONY Variable Account L                              Flexible Premium Variable Universal Life
Established on November 28, 1990                     Insurance Policy

                                                     Flexible Premium Variable Universal Life
                                                     (MONY Variable Universal Life)

                                                     Last Survivor Flexible Premium Variable
                                                     Universal Life (MONY Survivorship
                                                     Variable Universal Life)

                                                     Flexible Premium Variable Universal Life
                                                     (MONY Variable Universal Life -
                                                     Accumulation)

                                                     Flexible Premium Variable Life Insurance
                                                     (Corporate Sponsored Variable Universal Life)

                                                     Flexible Premium Variable Life (MONY
                                                     Variable Universal Life C3-03/C4-04)

MONY Variable Account A                              Flexible Payment Variable Annuity (MONY
Established on November 28, 1990                     Variable Annuity)

                                                     Flexible Payment Variable Annuity
                                                     (MONY C Variable Annuity)

                                                     Flexible Payment Variable Annuity
                                                     (MONY L Variable Annuity)